Exhibit 99.1

OCA Acquisition Corp. Announces Adjournment of Special Meeting of Stockholders

New York, New York — January 18, 2023 — OCA Acquisition Corp. (the “Company”) (Nasdaq: OCAX), announced today that it convened and then adjourned, without conducting any other business, the Company’s special meeting of stockholders (the “Special Meeting”) held on January 18, 2023. The Special Meeting has been adjourned until January 19, 2023 at 9:00 a.m., Eastern Time.

The Special Meeting is being held to vote on the proposals described in the Company’s definitive proxy statement, filed with the Securities and Exchange Commission (the “SEC”) on December 30, 2022, relating to its proposed extension of the deadline to complete its initial business combination.

About OCA Acquisition Corp.

OCA Acquisition Corp. is a special purpose acquisition company incorporated for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses. While the Company may pursue an acquisition opportunity in any industry or geographic region, it intends to focus on a U.S. business in the technology-enabled business services (including healthcare and education) or financial services sectors.  The majority member of OCA’s sponsor is Olympus Capital Asia V, L.P., the fifth pan-Asia private equity fund advised by Olympus Capital Asia, one of the longest standing middle market private equity firms in Asia with a 20+ year history of investing in the region.  OCA intends to acquire a business which will benefit from Olympus Capital’s extensive industry network and experience helping companies expand in Asia.

Forward-Looking Statements

This press release may include, and oral statements made from time to time by representatives of the Company may include, “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Statements regarding possible business combinations and the financing thereof, and related matters, as well as all other statements other than statements of historical fact included in this press release are forward-looking statements. When used in this press release, words such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “would” and similar expressions, as they relate to us or our management team, identify forward-looking statements. Such forward-looking statements are based on the beliefs of management, as well as assumptions made by, and information currently available to, the Company’s management. Actual results could differ materially from those contemplated by the forward-looking statements as a result of certain factors detailed in the Company’s filings with the SEC. All subsequent written or oral forward-looking statements attributable to us or persons acting on our behalf are qualified in their entirety by this paragraph. Forward-looking statements are subject to numerous conditions, many of which are beyond the control of the Company, including those set forth in the Risk Factors section of the Company’s registration statement and prospectus for the Company’s initial public offering filed with the SEC. The Company undertakes no obligation to update these statements for revisions or changes after the date of this release, except as required by law.

OCA Media Contact:

Corliss Ruggles, Communications Adviser
corliss.ruggles@gmail.com

OCA Investor Relations Contact:

Humberto Galleno, Corporate & Business Development
hgalleno@olympuscap.com